Exhibit 3.3

                     Certificate of Amendment - Name Change










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                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                        INTERVEST CORPORATION OF NEW YORK

                Under Section 805 of the Business Corporation Law


         The undersigned,  being the Vice  President of INTERVEST CORPORATION OF

NEW YORK (the "Corporation"), hereby certifies:

         1.   The name  of the Corporation is INTERVEST CORPORATION OF NEW YORK.

The name under which it was formed is MULTIVEST CORPORATION OF NEW YORK.

         2.   The  Certificate  of  Incorporation was filed by the Department of

State on April 15, 1987.

         3.   The Certificate of Incorporation, as now in full force and effect,

is hereby amended to effect the following change as authorized by Section 801 of the Business Corporation Law:

         (a)  To  change  the  name  of  the  Corporation  to INTERVEST MORTGAGE

         CORPORATION.  The  Paragraph  designated  "1"  in  the  Certificate  of

         Incorporation is hereby amended to read in its entirety as follows:

              1. The name of the corporation is INTERVEST MORTGAGE CORPORATION.

         4.   This  Amendment to the Certificate of Incorporation was authorized by vote at a  meeting of the Board of Directors followed  by the written consent of the Sole Shareholder.

         IN  WITNESS  WHEREOF,  I have signed this Certificate of Amendment this

22nd day of August, 2002.

                                          /s/ Lawrence G. Bergman
                                          --------------------------------------
                                          Lawrence G. Bergman, Vice President